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                                                          EXHIBIT 99.(A)(5)(III)

                          Offer to Purchase for Cash

                    Up to 15,002,909 Shares of Common Stock

                                      of

                            RARE MEDIUM GROUP, INC.

                                      at

                              $0.28 Net Per Share

                                      by

                            AP/RM ACQUISITION, LLC

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
            ON TUESDAY, MAY 7, 2002, UNLESS THE OFFER IS EXTENDED.


                                                                  April 9, 2002

To Our Clients:

   Enclosed for your consideration are an Offer to Purchase, dated April 9, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer") in connection with the Offer by AP/RM Acquisition, a Delaware limited liability company (the "Purchaser"), to purchase up to 15,002,909 shares of common stock, par value $0.01 per share (the "Common Stock"), of Rare Medium Group, Inc. (the "Company"), at a price of $0.28 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase. Unless the context indicates otherwise, the term "Holder" shall mean a holder of shares of Common Stock.

   Holders whose certificates evidencing shares of Common Stock (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other documents required by the Letter of Transmittal to the Depositary prior to the Expiration Date (as such terms are defined in the Offer to Purchase) or who cannot complete the procedure for delivery by book-entry transfer to the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 3-- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase) on a timely basis and who wish to tender their shares of Common Stock must do so pursuant to the guaranteed delivery procedure described in Section 3-- "Procedures for Tendering Shares of Common Stock" of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

   THIS MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES OF COMMON STOCK HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES OF COMMON STOCK CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

   We request instructions as to whether you wish to have us tender on your behalf any or all of the shares of Common Stock held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

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   Please note the following:

      1. The tender price is $0.28 per share, net to you in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

      2. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, May 7, 2002, unless the Offer is extended.

      3. The Offer is being made pursuant to a Stipulation of Settlement relating to the putative class action suit, In re Rare Medium Group, Inc. Shareholders Litigation, C.A. No. 18879-NC, brought by holders of the Company's Common Stock challenging Rare Medium's previously proposed plan of merger with Motient Corporation, which has been terminated.

      4.  The Offer is being made for up to 15,002,909 shares of Common Stock.

      5. Tendering Holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of shares of Common Stock pursuant to the Offer.

   The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal (and any amendments or supplements thereto) and is being made to all Holders. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer, the Purchaser will make a good faith effort to comply with such statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, Holders in any such state. In any jurisdiction where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

   If you wish to have us tender any or all of your shares of Common Stock, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your shares of Common Stock, all such shares of Common Stock will be tendered unless otherwise specified on the instruction form contained in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER. If Holders wish to tender shares of Common Stock, but it is impracticable for them to forward their Certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 3--"Procedures for Tendering Shares of Common Stock" of the Offer to Purchase.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                    UP TO 15,002,909 SHARES OF COMMON STOCK
                                      OF
                            RARE MEDIUM GROUP, INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 9, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as each may be amended from time to time, together constitute the "Offer"), in connection with the offer by AP/RM Acquisition, LLC, a Delaware limited liability company (the "Purchaser") to purchase up to 15,002,909 shares of common stock, par value $0.01 per share (the "Common Stock"), of Rare Medium Group, Inc., at a price of $0.28 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

   This will instruct you to tender to the Purchaser the number of shares of Common Stock indicated below (or, if no number is indicated below, all shares of Common Stock) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


               Number of Shares of Common Stock to be Tendered:

                   ________________ Shares of Common Stock*



                                   SIGN HERE

  Account Number: ____________      Signature(s): ___________________________

  Dated: _________________2002

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                         Please type or print name(s)

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                        Area Code and Telephone Number

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             Taxpayer Identification or Social Security Number(s)


* Unless otherwise indicated, it will be assumed that all shares of Common Stock held by us for your account are to be tendered.

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